                                 United States
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) December 5, 2000

                        MATTHEWS STUDIO EQUIPMENT GROUP
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                  California
                ----------------------------------------------
                (State or other jurisdiction of incorporation)

               0-18102                            95-1447751
     ---------------------------------------------------------------------
     (Commission file number)      (I.R.S. Employer Identification Number)

           3111 North Kenwood Street, Burbank, CA           91505
           --------------------------------------------------------
           (Address of principal executive office)       (Zip Code)

                                (818) 525-5200
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                                      N/A
  --------------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On December 5, 2000, Matthews Studio Equipment Group (the "Company") and certain of its subsidiaries (Hollywood Rental Company, LLC, HDI Holdings, Inc. and Matthews Studio Sales, Inc.) signed an Asset Purchase Agreement with Hollywood Rentals Production Services, LLC (the "Buyer") to sell the Company's Hollywood Rentals, HDI, ESS, Olesen and Four Star West operations for $17 million. The transaction is a sale of assets, with the Buyer assuming only specified liabilities. The purchase price is payable $13 million in cash on closing and $4 million in the form of a five-year note. The transaction was reached through arms' length negotiation.

     The transaction is subject to customary closing conditions such as the absence of a material adverse change to the assets. The transaction is also subject to closing conditions that apply to a sale in a bankruptcy context, such as approval by the bankruptcy court. Closing of the transaction is to occur no later than January 29, 2001.

     The Buyer is an affiliate of Raleigh Enterprises (a company whose Chief Financial Officer, Anil Sharma, is also a member of the board of directors of the Company), Jules & Associates, Inc., and CDM Interactive, Inc. (a company owned by Carlos D. DeMattos, the Chairman and Chief Executive Officer of the Company).

     The Company is working with Imperial Capital, LLC to sell the remaining assets of the Company, which principally consist of the Four Star New York operation that rents theatrical lighting equipment to Broadway shows, and/or to obtain an equity investment in the Company that would allow the Company to continue part of its business operations under a plan of reorganization. Regardless of whether the Company is successful in selling all of its assets or is able to reorganize its business by obtaining an additional equity investment, the Company expects that the equity interest of the existing shareholders of the Company will be extinguished. In no event does the Company believe that it will able to realize enough cash from the sale of its assets to satisfy the claims of the Company's secured and unsecured creditors and still make a distribution to its existing shareholders. Accordingly, the Company expects that existing shareholders will not receive any proceeds from the sale of the Company's assets and will not retain any ownership interest in the Company if the Company attempts to reorganize.

     There can be no assurance that the Company will be able to sell its remaining assets as ongoing businesses rather than as sales in liquidation or induce a third party to invest in the Company under a plan of reorganization. Further, pending consummation of any transaction, the Company's business continues to be negatively affected by a number of factors and risks, including but not limited to, the factors described in the Company's filings with the

Securities and Exchange Commission; and the ability of the Company to operate successfully under a Chapter 11 proceeding; obtain shipments and negotiate terms with vendors and service providers for current orders; attract and retain customers; generate cash flow; attract and retain key executives and associates; meet competitive pressures which may affect the nature and viability of the Company's business strategy; and manage its business notwithstanding potential adverse publicity.

     Copies of the Company's Press Release and the Asset Purchase Agreement are attached as exhibits.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              MATTHEWS STUDIO EQUIPMENT GROUP
                                         (Registrant)



Date:  December 12, 2000      By: /s/ Miles R. Stover
                                 ------------------------------
                                 Miles R. Stover
                                 Chief Operating Officer

(2)(c) Exhibits

                                 EXHIBIT INDEX

Exhibit                             Document Description
-------                             --------------------

99.6                                Press Release

10.28 Asset Purchase Agreement dated December 5, 2000, among Matthews Studio Equipment Group, Hollywood Rental Company, LLC, HDI Holdings, Inc., and Matthews Studio Sales, Inc., as sellers, and Hollywood Rentals Production Services, LLC, as buyer, but without schedules.